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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 31, 1996


                            RAC FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



             TEXAS                   0-27550                  75-2561052
(State or other jurisdiction    (Commission File            (IRS Employer
      of incorporation)              Number)              Identification No.)

     1250 W. MOCKINGBIRD LANE, DALLAS TEXAS                   75247
          (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (214) 630-6006


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 1996, RAC Financial Group, Inc. (the "Company"), through its wholly owned subsidiary, FirstPlus Financial West, Inc. ( the "Merger Sub"), acquired all of the stock of Mortgage Plus, Inc., a Colorado corporation ("MPI"), in exchange for 800,000 shares of the Company's stock. MPI merged with the Merger Sub and shall continue as a wholly owned subsidiary of the Company. Bear Stearns & Co. provided the Company with an opinion regarding the "fairness" of the consideration paid to the former MPI shareholders.

The primary selling stockholders of MPI are: chairman of the board of directors James S. Frank; board member and managing director Garrett O. White; board member Robert L. Knisely; Steven A. Rubin, president of MPI and Richard R. Holsclaw, vice president of MPI. Steven A. Rubin, Richard R. Holsclaw and other existing management will remain with Mortgage Plus Incorporated.

Prior to and subsequent to the merger, MPI was and will remain engaged in the business of originating conventional mortgages and Title I home improvement loans. Founded in 1984 and headquartered in Denver, MPI is comprised of two primary operating divisions: retail and wholesale lending. On a retail basis, conventional first and second mortgage loans are originated through offices in Seattle, Denver and Atlanta and an 80-person telebanking division located in Denver. On a wholesale basis, Title I and conventional second lien loans are originated through offices in Denver, Chicago, Atlanta, Houston and Newport Beach.

MPI currently operates as a loan correspondent for various lenders, including the Company. MPI originated approximately $37.9 million in loans during May 1996, including $17.4 million of first lien loans and $20.5 million of conventional and Title I second lien loans. MPI sold $11.6 million of its second lien loans to the Company in May 1996.

Through this acquisition, the Company obtained total assets of $26.8 million. Total assets included cash of $1.7 million, accounts receivable of $8.5 million, loans held for sale of $14.9 million and other assets totaling $1.6 million.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

(a)  Financial statements of business acquired

     It is impracticable to provide the required financial statements for the acquired business at this time. The registrant will file such financial statements as soon as practicable, but not later than 60 days following the date of this report.

(b)  Pro forma financial information

     It is impracticable to provide the required Pro forma financial statements for the acquired business at this time. The registrant will file such Pro forma financial statements as soon as practicable, but not later than 60 days following the date of this report.


(c)  Exhibits

     10.1 Agreement and Plan of Merger, dated May 31, 1996, among RAC Financial Group, Inc., FirstPlus Financial West, Inc. and Mortgage Plus Incorporated and the shareholders.
     10.2 Registration Rights Agreement, dated March 31, 1996, by and among
          RAC Financial Group, Inc. and the shareholders of Mortgage Plus Incorporated.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                       RAC Financial Group. Inc.
                                       (Registrant)


Date: June 14, 1996                    By: /s/ Eric C. Green
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                                       Print Name: Eric C. Green
                                       Title: Chief Financial Officer
                                       (Principal Financial Officer and Duly
                                       Authorized Officer)